Exhibit 10.50(e)

Execution Copy

AMENDING AGREEMENT NO. 5

THIS AGREEMENT made as of the 12th day of February, 2008,

B E T W E E N:

AVISCAR INC.,

a corporation incorporated under the laws of Canada,

(hereinafter called the “Avis General Partner”),

- and -

BUDGETCAR INC.,

a corporation existing under the laws of Canada,

(hereinafter called the “Budget General Partner”),

- and -

BNY TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces of

Canada, in its capacity as trustee of STARS TRUST, a trust established under the laws of the Province of Ontario,

(hereinafter called the “STARS Limited Partner”),

- and -

MONTREAL TRUST COMPANY OF CANADA,

a trust company incorporated under the laws of Canada and registered to carry on the business of a trust company in each of the provinces in

Canada, in its capacity as trustee of BAY STREET FUNDING TRUST,

a trust established under the laws of the Province of Ontario,

(hereinafter called the “Bay Street Limited Partner”).

WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner have entered into a fourth amended and restated limited partnership agreement made as of the 20th day of April, 2005, as amended by amending agreements between the parties dated October 11, 2005, July 7, 2006, December 11, 2006 and November 21, 2007 (collectively, the “Limited Partnership Agreement”);

AND WHEREAS the Avis General Partner, the Budget General Partner, the STARS Limited Partner and the Bay Street Limited Partner wish to amend the Limited Partnership Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

(a)	All words and expressions defined in the Limited Partnership Agreement and not otherwise defined in this Agreement have the respective meanings specified in the Limited Partnership Agreement.

(b)	Section headings are for convenience only.

2.	Amendments to the Limited Partnership Agreement

2.1	Section 1.1 of the Limited Partnership Agreement is hereby amended by deleting the definition of “Available Call Amount” and replacing it with the following:

““Available Call Amount” means, (x) in respect of the STARS Limited Partner, the amount by which (a) the sum of $300,000,000 and the aggregate Principal Amount of Bonds issued by the STARS Limited Partner outstanding at such time exceeds (b) the balance of the STARS Limited Partner’s Capital Account at such time; and (y) in respect of the Bay Street Limited Partner, the amount by which (a) the sum of $175,000,000 and the aggregate Principal Amount of Bonds issued by the Bay Street Limited Partner outstanding at such time exceeds (b) the balance of the Bay Street Limited Partner’s Capital Account at such time; provided that on and after the occurrence of a Funding Termination Event for any Limited Partner, the Available Call Amount for such Limited Partner shall be deemed to be zero;”.

2.2	Section 3.3(a) of the Limited Partnership Agreement is hereby amended by deleting the second sentence of such Section and replacing it with the following:

“If the Capital Call is made prior to a Funding Termination Event in respect of each Limited Partner, each Limited Partner shall be required to contribute to the Partnership an amount equal to 50% of such Capital Call until the Bay Street Limited Partner has reached its Available Call Amount and thereafter the STARS Limited Partner shall be required to contribute to the Partnership an amount equal to 100% of the balance of such Capital Call (provided in all cases that such required amounts shall not exceed the Available Call Amount for such Limited Partner).”.

2.3	Section 3.3(b) of the Limited Partnership Agreement is hereby deleted and replaced with the following:

“(b) The balance of the STARS Limited Partner’s Capital Account shall not at any time exceed an amount equal to the sum of $300,000,000 plus the aggregate Principal Amount of Bonds issued and outstanding by the STARS Limited Partner at the time of determination. The balance of the Bay Street Limited Partner’s Capital Account shall not at any time exceed an amount equal to the sum of $175,000,000 plus the aggregate Principal Amount of Bonds issued and outstanding by the Bay Street Limited Partner at the time of determination.”.

2.4	Sections 4.7(b)(v) and 4.7(b)(vi) are hereby amended by deleting the words “Funding Amount” where those words appear in such Sections and replacing them with the words “Funded Amount”.

3.	Other Documents

Any reference to the Limited Partnership Agreement made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the Limited Partnership Agreement as amended or supplemented from time to time.

4.	Miscellaneous

(a)	With the exception of the foregoing amendments, the Limited Partnership Agreement shall continue in full force and effect, unamended.

(b)	This Agreement shall enure to the benefit of and be binding upon the parties, their successors and any permitted assigns.

(c)	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when taken together, shall constitute one and the same instrument.

(d)	None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

(e)	This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized signatories thereunto duly authorized, as of the date first above written.

AVISCAR INC.

by	/s/ David Calabria
Name:	David Calabria
Title:	Assistant Treasurer

Name:
Title:

BUDGETCAR INC.

by	/s/ Rochelle Tarlowe
Name:	Rochelle Tarlowe
Title:	Vice President and Treasurer

Name:

BNY TRUST COMPANY OF CANADA, as trustee of STARS TRUST (with liability limited to the assets of the Trust) by its Securitization Agent, BMO NESBITT BURNS INC.

by	/s/ Terry Ritchie
Name:	Terry Ritchie
Title:	Managing Director

/s/ Christopher Romano
Name:	Christopher Romano
Title:	Managing Director

MONTREAL TRUST COMPANY OF CANADA, as trustee of BAY STREET FUNDING TRUST (with liability limited to the assets of the trust) by its administrator, SCOTIA CAPITAL INC.

by	/s/ Douglas Noe
Name:	Douglas Noe
Title:	Director, Structured Finance

Name:
Title:

The undersigned hereby acknowledges notice of and consents to the foregoing amendments to the Limited Partnership Agreement.

DATED this 12th day of February, 2008.

AVIS BUDGET CAR RENTAL, LLC

by	/s/ David Calabria
Name:	David Calabria
Title:	Director, Finance